                                 Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CCBT Bancorp, Inc. Stock Option Plan of our report dated January 30, 1998, with respect to the consolidated financial statements of Cape Cod Bank and Trust Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, incorporated by reference in its Form 8-K dated February 11, 1999 filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP
                                Ernst & Young LLP


Boston, Massachusetts
February 11, 1999

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